UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2012, MGM Resorts International, a Delaware corporation (the “Company”), issued $1.0 billion in aggregate principal amount of 7.75% senior notes due 2022 (the “Notes”). The Notes were issued pursuant to an indenture dated March 22, 2012 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the form of which was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-180112), as amended by Post-Effective Amendment No. 1 dated March 15, 2012 (the “Registration Statement”), as supplemented by a first supplemental indenture dated March 22, 2012 (the “Supplemental Indenture”) by and among the Company, the guarantors named therein (the “Guarantors”) and the Trustee.  A copy of the Base Indenture and the Supplemental Indenture is attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

The above descriptions of the Base Indenture and the First Supplemental Indenture in this Current Report on Form 8-K are summaries only and are qualified in their entirety by the terms of such agreements and instruments. Each of the Base Indenture and the First Supplemental Indenture is incorporated by reference into the Company’s Registration Statement.

Item 8.01  Other Events.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01   Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated March 22, 2012, between MGM Resorts International and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated March 22, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2012

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President & Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated March 22, 2012, between MGM Resorts International and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated March 22, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.